Exhibit 10.1(h)

PLEDGE SUPPLEMENT

This Pledge Supplement is dated as of October 3, 2016 and is provided in accordance with the terms of the Pledge Agreement referenced below. The undersigned directs that this Pledge Supplement be attached to the Pledge Agreement, dated as of October 3, 2016 by and among GREEN PLAINS I LLC, a Delaware limited liability company, GREEN PLAINS II LLC, a Delaware limited liability company, and each other person who joined thereto as a Pledgor, and Maranon Capital, L.P., in its capacity as Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used and not defined herein having the meanings assigned thereto in the Pledge Agreement) and that the equity interests listed below shall be deemed to be part of the Pledged Collateral.

The undersigned hereby certifies that the representations and warranties in Section 4 of the Pledge Agreement are true and correct, as to the shares and other property pledged pursuant to this Pledge Supplement. The undersigned further agrees that this Pledge Supplement may be attached to the Pledge Agreement and that the Pledged Securities listed on this Pledge Supplement are a part of the Pledged Securities referred to in the Pledge Agreement and shall secure all Obligations referred to in the Pledge Agreement.

Issuer	Class or Other Description of Pledged Securities	Certificate Number (if applicable)	Number of Pledged Securities	Total Outstanding Securities	Percentage of Total Outstanding Securities Pledged
SCI Ingredients Holdings, Inc.	Common Stock	C-2	100	100	100%

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GREEN PLAINS II LLC

By	/s/ Todd Becker
Name:	Todd Becker
Title:	President and Chief Executive Officer